UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 12, 2025
__________________________
SIONNA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-42504	84-2801521
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
SIONNA THERAPEUTICS, INC.
21 Hickory Drive, Suite 500
Waltham, MA02451
(Address of principal executive offices, including zip code)
617-819-2020
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SION	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 12, 2025, Sionna Therapeutics, Inc. (the "Company") held its Annual Meeting of Stockholders, at which a quorum was present. There were 44,124,394 shares of the Company's common stock outstanding as of the record date of April 15, 2025.
The following are the voting results for the proposals considered and voted upon at the meeting, which are described in detail in the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on April 29, 2025.
1.To elect three nominees as Class I directors: Joshua Resnick, M.D., M.B.A., Bruce Booth, D.Phil., and Lucian Iancovici, M.D., each to hold office until the Company's Annual Meeting of Stockholders in 2028.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joshua Resnick	42,090,273	602,898	496,255
Bruce Booth	42,076,029	617,142	496,255
Lucian Iancovici	42,090,273	602,898	496,255
2.To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.

Votes For	Votes Against	Abstentions
43,189,421	0	5
Based on the foregoing votes, each of the nominees was elected as a Class I director and the appointment of Deloitte & Touche LLP was ratified.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sionna Therapeutics, Inc.

Date: June 13, 2025	By:	/s/ Jennifer Fitzpatrick
	Name:	Jennifer Fitzpatrick
	Title:	Chief Legal Officer